EXHIBIT 10.4

                             EMPLOYMENT AGREEMENT

      This Employment Agreement, dated and effective as of this 4th day of November, 1996, by and between Play By Play Toys & Novelties, Inc., a Texas corporation (the "Company"), and Raymond G. Braun, an individual whose primary residence is located in the state of Texas (the "Employee").

                                  WITNESSETH:

      WHEREAS, the Company desires to employ Employee on the terms set forth below, and Employee is willing to accept such employment on such terms.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto do hereby agree:

      1. DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

         a. "Board" means the Company's board of directors.

         b. "Cause" shall be deemed to exist if, and only if:

            i. Employee is convicted in a court of law of any crime (A) that constitutes a felony relating to the Company or any other business endeavor or (B) that constitutes a felony which involves moral turpitude; or

           ii. Employee engages in willful misconduct or any breach of or willful failure to perform his duties and responsibilities hereunder, which misconduct, breach, or failure shall continue after the Company, by action of the Board, shall have advised Employee thereof in writing and shall have afforded Employee a reasonable opportunity (which shall be at least 30 days from the date of such written advice or knowledge thereof) to correct the acts or omissions complained of, and which Employee shall have so failed to take action to correct within such period.

         c. "Disability" means Employee's inability to fully and competently perform the duties hereunder for a period of at least three (3) consecutive months by reason of mental or physical illness or other incapacity.

         d. "Notice of Termination" means a notice that sets forth the date of termination and, in the event of termination for Cause, the facts and circumstances claimed to provide a basis for termination of Employee's employment.

      2. TERM. Enployee's employment with the Company pursuant to this Agreement shall commence on January 2, 1997 (the "Commencement Date") and shall continue until January 2, 2000, unless sooner terminated by Employee or the Company.

      3. DUTIES. During the term of his employment as provided in Section 2 above, the Company will employ Employee as its Chief Financial Officer, with such responsibilities as would typically be associated with such a position and as the Company may from time to time determine during the term of this Agreement. Employee will comply with all applicable laws, with all corporate documents governing the conduct of the Company's business and affairs and

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with all of the Company's written policies. Employee agrees to devote substantially all of his business time to the performance of his duties hereunder.

      4. COMPENSATION.

         a. The Company shall pay Employee for all services to be performed hereunder during the term of this Agreement an annual salary of $175,000 (the "Salary"), which Salary shall begin to accrue on the Commencement Date and shall be payable in bi-weekly installments or as otherwise agreed by Employee and the Company.

         b. An annual bonus in the form of cash and/or stock of the Company may be paid to Employee at the discretion of the Board, based on the performance of the Company and the Employee as determined by the Board.

         c. In addition to the payments and awards set forth in Sections 4(a) and 4(b) above:

            i. During the term of this Agreement, upon submission of a reasonable accounting, the Company shall reimburse Employee for all reasonable travel, entertainment, and other business expenses that are in compliance with Company policy related to his employment hereunder.

           ii. During the term of this Agreement, Employee shall be eligible for the Company's employee benefit programs on the terms on which the same are extended to the Company's executive officers generally.

      The Company shall have the right to deduct from all payments to be made under this Agreement any federal, state, or local taxes required by law to be withheld from such payments.

      5. NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

         a. Employee agrees that, during his employment by the Company and for one year thereafter, he will not use or disclose to others, directly or indirectly, any confidential information relating to the business, prospects, or plans of the Company or its subsidiaries. Notwithstanding the previous sentence, Employee shall not be in violation of this section in the event of a disclosure pursuant to a court action or governmental rule, regulation, or proceeding (hereinafter referred to as an "Ordered Disclosure") provided Employee has notified the Company of such Ordered Disclosure within five business days of being personally served with such Ordered Disclosure. Employee agrees to cooperate in good faith with the Company in responding to such Ordered Disclosure in order to prevent, limit or impose restrictions on such Ordered Disclosure. In no event, however, shall this section require Employee to take action or otherwise cause Employee to be in violation of any law or result in contempt of such Ordered Disclosure.

         b. Upon termination of his employment with the Company, Employee shall surrender to the Company any and all work papers, reports, manuals, documents, and the like (including all originals and copies thereof) in his possession which contain

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      confidential information relating to the business, prospects, or plans of the Company or its affiliates.

         c. The Company may seek the assistance, cooperation or testimony of Employee following any such termination in connection with any investigation, litigation or proceeding arising out of matters within the knowledge of Employee and related to his position as an officer or employee of the Company, and in any instance, Employee shall provide such assistance, cooperation or testimony and the Company shall pay Employee's reasonable costs and expenses in connection therewith. In addition, the Company will compensate Employee for such time at a per diem rate derived from Employee's salary from the Company at the time of Employee's termination.

      6. TERMINATION.

         a. This Agreement shall automatically terminate upon Employee's death or Disability. In addition, this Agreement may be terminated by the Company or Employee at any time for any reason whatsoever. Any termination of Employee's employment by the Company or by Employee (other than termination pursuant to the first sentence of this subsection 6(a)) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 14.

         b. Upon termination of this Agreement by the Company for Cause or by the Employee for any reason, Employee shall be entitled to receive, and the Company shall pay Employee (or, if such termination is caused by Employee's death, his estate or as may be directed by the legal representatives of such estate) within 30 days of the termination date, any unpaid amounts earned by or payable to Employee through the date of termination under Sections 4(a), 4(b) (if any), 4(c) and that portion of the Option exercisable pursuant to Section 7.

         c. Upon termination of this Agreement by the Company for any reason other than Cause, Employee shall be entitled to receive, and the Company shall pay Employee within 30 days of the termination date, (i) any unpaid amounts earned by or payable to Employee through the date of termination under Sections 4(a), 4(b) (if any) and 4(c) above and (ii) an amount equal to the sum of (x) the Salary as then in effect plus (y) the amount of the annual bonus, if any, paid in cash to the Employee pursuant to Section 4(b) above for the most recent year during the term of this Agreement, plus (z) that portion of the Option exercisable pursuant to Section 7.

         d. The compensation provided in Section 6(b) or 6(c) above, as applicable, shall be the only compensation payable as a result of the termination events described in such subsections and, except as may otherwise be provided in this Agreement or in any other agreement or the NQSO Agreement, as defined below, Employee shall not be entitled to any accrued bonuses, acceleration of vesting with respect to any options or acceleration of any other rights he may have under any employee benefit plan or arrangement.

      7. OPTIONS.

         a. Effective as of the date of this Agreement (the "Date of Grant"), the Company hereby grants to the Employee pursuant to the terms and conditions of the Play-By-Play Toys & Novelties, Inc. Nonqualified Stock Option Agreement (the "NQSO Agreement") attached hereto as Exhibit A, an option (the "Option") to purchase 200,000

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      shares of the Company's Common Stock, no par value ("Common Stock"), at a price of $8.00 per share (the "Option Price"), the current market price of the Common Stock. The Option shall be exercisable as set forth in the NQSO Agreement.

         b. The granting of the Option by the Company to the Employee shall not impose upon the Company any obligation to employ or continue to employ the Employee; and the right of the Company to terminate the employment of the Employee with the Company shall not be diminished or affected by reason of the grant of the Option to the Employee pursuant to the NQSO Agreement.

      8. INDEMNIFICATION. Except to the extent attributable to Employee's willful misconduct or actions leading to the Company's termination of this Agreement for Cause, the Company shall indemnify Employee against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit, or proceeding to which Employee has been made a party by reason of his capacity as an employee of the Company if Employee acted in good faith and in a manner Employee reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe Employee's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Employee did not act in good faith and in a manner which Employee reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that Employee's conduct was unlawful.

      9. ADDITIONAL REMEDIES. In the event of a breach or a threatened breach of the terms of Section 5 by Employee, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction or a decree for specific performance, in accordance with the provisions hereof, without showing any actual damage or that monetary damages would not provide an adequate remedy and without any bond or other security being required.

      10. NONASSIGNMENT. This Agreement is personal to Employee and shall not be assigned by him. Employee shall not hypothecate, delegate, encumber, alienate, transfer, or otherwise dispose of his rights and duties hereunder. The Company may assign this Agreement without Employee's consent to any other entity who, in connection with such assignment, acquires all or substantially all of the Company's assets, or into or with which the Company is merged or consolidated.

      11. WAIVER. The waiver by the Company of a breach by Employee of any provision of this Agreement shall not be construed as a waiver of any subsequent breach by Employee.

      12. SEVERABILITY. If any clause, phrase, provision, or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, provision, or portion hereof to other persons or circumstances.

      13. GOVERNING LAW. This Agreement shall be construed by, subject to, and governed in accordance with the internal laws of the state of Texas.

      14. NOTICES. All notices, requests, demands, and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when

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delivered by hand, facsimile, the next business day after depositing for overnight delivery via a nationally recognized overnight delivery service or 48 hours after mailing at any post office by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

         a. If to the Company:

            Play By Play Toys & Novelties, Inc.
            4400 Tejasco
            San Antonio, Texas  78218
            Attention:  President

         b. If to Employee:

            Raymond G. Braun
            668 Irene Drive
            Canyon Lake, Texas  78133

      15. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, and this Agreement shall not be modified or amended except by written agreement of the Company and Employee.

      16. CONSTRUCTION. Words used in the masculine apply equally to the feminine, and wherever the context dictates, the plural should be read as the singular and the singular as the plural. References to Sections are to Sections of this Agreement. The headings at the beginning of each section are inserted for convenience only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                    COMPANY:

                                    PLAY BY PLAY TOYS & NOVELTIES, INC.



                                    By_________________________________

                                    Name:______________________________

                                    Title:_____________________________


                                    EMPLOYEE:

                                    ___________________________________
                                    Raymond G. Braun

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                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 29th day of August, 1997, by and between PLAY BY PLAY TOYS & NOVELTIES, INC., a Texas corporation (the "Company"), and RAYMOND G. BRAUN, an individual whose primary residence is located in the state of Texas (the "Employee").

      W I T N E S S E T H :

      WHEREAS, the Company and the Employee entered into that certain Employment Agreement dated as of the 4th day of November, 1996 (the "Employment Agreement"), a copy of which is attached hereto as Exhibit "A"; and

      WHEREAS, the Company and the Employee, in order to carry out the parties' original intentions, desire to amend the Employment Agreement by modifying the Date of Grant for the nonqualified stock options.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

      1. Section 7(a) of the Employment Agreement is hereby amended by deleting the same in its entirety and inserting in lieu thereof the following:

                  "a. Effective as of the Commencement Date (the "Date of
            Grant"), the Company hereby grants to the Employee pursuant to the terms and conditions of the Play-By-Play Toys & Novelties, Inc. Nonqualified Stock Option Agreement (the "NQSO Agreement") attached hereto as Exhibit A, an option (the "Option") to purchase 200,000 shares of the Company's Common Stock, no par value ("Common Stock"), at a price of $8.00 per share (the "Option Price"). The Option shall be exercisable as set forth in the NQSO Agreement."

      2. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators, personal representatives and permitted assigns.

      3. All defined terms not defined herein shall have the same meaning as set forth in the Employment Agreement.

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      IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

                                    COMPANY:

                                    PLAY BY PLAY TOYS & NOVELTIES, INC.


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                    EMPLOYEE:


                                    --------------------------------------------
                                    Raymond G. Braun

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